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                                                                  EXHIBIT 99.4

                                  [LETTERHEAD]


                             IMMEDIATE PRESS RELEASE


MPTV, INC.
(NASDAQ SYMBOL "MPTV")
JULY 19, 1996


     The Company has been informed that effective July 18, 1996, the Company's common stock will be deleted from the NASDAQ Small Cap Stock Market-SM-. The Company's securities are currently trading on the OTC Bulletin Board. The Company's request for an exception to the capital and surplus and bid price continuing listing requirements was denied based on the Company's failure to maintain a minimum dollar bid price. Management believes that this deficiency may be remedied by improved market conditions due to the anticipated commencement of timeshare sales and the related earnings and the anticipated results of management's efforts to secure financing for its Lake Tropicana Project in Las Vegas, Nevada. The Company's June 30, 1996 Form 10-QSB evidences $1,318,251 in capital and surplus.

     The Company plans to request the NASDAQ Listing and Hearing Review Committee to review this decision. The request for review does not operate as a stay of this decision.

     MPTV, Inc. is engaged in Timeshare Resort Development, Resort Management and Vacation Oriented Television Entertainment.


FOR MORE INFORMATION CONTACT:


JAMES C. VELLEMA, CHAIRMAN
MPTV, INC.
714-760-6747